Exhibit 99.1

For Immediate Release

SpartanNash Announces Third Quarter Fiscal Year 2017 Financial Results

Net Sales Increase 5.9% Driven by Continued Growth in Food Distribution and Improved Trends in Military

GRAND RAPIDS, MICHIGAN – November 8, 2017 – SpartanNash Company (the “Company”) (Nasdaq: SPTN) today reported financial results for the 12-week third quarter and 40-week period ended October 7, 2017.

Third Quarter Results

Consolidated net sales for the third quarter increased $106.6 million, or 5.9%, to $1.91 billion from $1.80 billion in the prior year quarter. The increase in net sales was driven by contributions from the Caito Foods Service (“Caito”) acquisition, organic growth of 5.2% in food distribution and significantly improved sales trends in the military commissary business, partially offset by lower sales at retail.

“Our third quarter sales trends continued to accelerate versus last year and we executed well against key elements of our long-term strategic plan, as demonstrated by the sequential improvement in military distribution sales generated by key new business gains, ongoing growth in our organic food distribution sales and the roll out of our Fast Lane online ordering, pick-up service. Additionally, our disciplined approach to driving sales while containing costs led to a nearly five percent improvement in Adjusted EBITDA over the prior year,” said David Staples, President and Chief Executive Officer. “Across each of our segments, our team is taking decisive action to deliver increased value, convenience and the type of customer experience that will continue to set us apart from the competition in these challenging market conditions. We remain confident that our strategy will continue to drive long-term profitable sales growth.”

Gross margin for the third quarter of fiscal 2017 was $261.7 million, or 13.7% of net sales, an increase of approximately $6.4 million over the third quarter of fiscal 2016 gross margin of $255.3 million, or 14.2% of net sales. The decline in the Company’s gross margin percentage was primarily due to the increased mix of food distribution sales as a percentage of total sales combined with margin investments in the retail segment.

Reported operating expenses for the third quarter were $455.5 million, or 23.9% of net sales, compared to $225.4 million, or 12.5% of net sales, in the prior year quarter. The increase in expenses as a rate to sales was primarily attributable to a non-cash goodwill impairment charge and higher non-cash asset impairment and restructuring costs compared to the prior year quarter, as well as increased health care costs, partially offset by lower incentive compensation costs. In the third quarter of fiscal 2017, the Company recorded a non-cash goodwill impairment charge of $189.0 million related to its retail segment as a result of lower than previously estimated retail operating results and an overall lower market valuation of the retail reporting unit. The Company also recorded $35.7 million of non-cash asset impairment and restructuring charges in the third quarter as it remains focused on improving the efficiency of its retail store base and continues its store rationalization program. Third quarter operating expenses would have been $228.3 million, or 12.0% of net sales, compared to $220.2 million, or 12.2% of net sales, in the prior year quarter, if the aforementioned adjustments were excluded.

The Company reported an operating loss of $193.8 million compared to earnings of $29.9 million in the prior year quarter, driven by the non-cash goodwill and asset impairment charges mentioned above. Non-GAAP adjusted operating earnings(1) improved to $35.3 million from $35.1 million in the prior year quarter due to sales growth in food distribution and lower incentive compensation expense, partially offset by increased health care expenses. Please see the financial tables at the end of this press release for a reconciliation of each non-GAAP financial measure to the most directly comparable measure prepared and presented in accordance with GAAP.

Adjusted EBITDA(2) increased 4.7% to $55.9 million from $53.4 million in the prior year quarter due to the factors mentioned above.

The Company reported a loss from continuing operations for the third quarter of $123.5 million, or $3.31 per diluted share, compared to earnings from continuing operations of $16.7 million, or $0.45 per diluted share in the prior year quarter. Third quarter results include a $0.04 and $0.02 per diluted share benefit associated with certain tax credits in fiscal 2017 and 2016, respectively. Adjusted earnings from continuing operations(3) for the third quarter were $20.1 million, or $0.54 per diluted share, compared to $20.1 million, or $0.53 per diluted share, in the prior year quarter. Current year adjusted earnings from continuing operations exclude net after-tax charges of $3.85 per diluted share primarily related to the non-cash goodwill and asset impairment charges mentioned previously, start-up costs associated with its new Fresh Kitchen operation and acquisition and integration activities. Prior year third quarter adjusted earnings from continuing operations exclude net after-tax charges of $0.08 per diluted share primarily related to asset impairment charges and restructuring activities associated with the Company’s retail store rationalization plan, as well as ongoing merger integration activities.

Food Distribution Segment

Net sales for the food distribution segment increased $132.9 million, or 16.5%, to $937.4 million from $804.5 million in the prior year quarter, primarily due to contributions from the Caito acquisition and organic sales growth from existing customers.

Reported operating earnings for the food distribution segment increased to $20.4 million from $19.0 million in the prior year quarter. The increase in reported operating earnings was due to sales growth and lower incentive compensation costs, partially offset by start-up and integration costs related to the Caito acquisition and higher health care, depreciation and amortization expense. Third quarter adjusted operating earnings increased to $23.8 million from $19.8 million in the prior year quarter. Third quarter adjusted operating earnings in the current and prior year exclude $3.4 million and $0.8 million, respectively, of pre-tax charges primarily related to Fresh Kitchen start-up costs in the current year and integration costs in both periods. Segment adjusted operating earnings(4) is a non-GAAP operating financial measure.

Military Segment

Net sales for the military segment were essentially flat at $505.6 million compared to $506.6 million in the prior year third quarter. Sequentially, net sales for the military segment increased by 7.3% from the second quarter of fiscal 2017 with new commissary business in the Southwest region of the United States combined with incremental volume from the private brand program offsetting lower comparable sales at Defense Commissary Agency (“DeCA”) operated locations.

Reported operating earnings for the military segment were $1.1 million compared to $2.9 million in the prior year quarter. The decrease was primarily attributable to integration expenses associated with newly secured commissary business, higher transportation costs associated with onboarding new distribution business and ramping up the private brand program, asset impairment charges and higher health care costs compared to the prior year quarter, partially offset by lower incentive compensation costs. Third quarter adjusted operating earnings increased to $3.1 million from $2.9 million in the prior year period when adjusting for $1.5 million of pre-tax integration expenses and $0.5 million of asset impairment charges in the current year quarter.

Retail Segment

Net sales for the retail segment were $463.6 million in the third quarter compared to $489.0 million for the prior year quarter. The decrease in net sales was primarily attributable to $16.7 million in lower sales resulting from the closure and sale of retail stores and a 2.5% decrease in comparable store sales, excluding fuel, partially offset by higher fuel prices compared to the prior year.

The reported operating loss in the retail segment was $215.3 million, compared to reported operating income of $8.0 million in the prior year quarter. The decrease in reported operating earnings was primarily attributable to the non-cash impairment charges previously mentioned. Adjusted operating earnings were $8.5 million compared to $12.4 million in the prior year quarter, reflecting the continued challenging retail environment and higher health care costs, partially offset by lower incentive compensation and depreciation and amortization compared to the prior year quarter. Adjusted operating earnings exclude $223.8 million of pre-tax charges primarily associated with the above mentioned items in this year’s third quarter and $4.4 million of pre-tax asset impairment and restructuring charges and merger integration expenses in the prior year quarter.

During the third quarter, as part of its store rationalization plan, the Company closed three retail stores and sold one additional retail store to a new food distribution customer, ending the quarter with 147 corporate owned retail stores compared to 159 stores in the prior year quarter. Early in the fourth quarter, the Company closed one retail store in connection with its store rationalization plan and sold another to an existing food distribution customer.

Balance Sheet and Cash Flow

Cash flow provided by operating activities for the year-to-date period was $71.6 million, compared to $81.1 million provided by operating activities in the comparable period last year. The change in cash flow was mainly due to the timing of working capital requirements, particularly higher accounts receivable balances associated with sales to new and existing distribution customers, largely offset by lower customer advances to support sales growth compared to the prior year period. For the third quarter, the Company generated $33.3 million of cash flow from operations compared to $24.0 million in the third quarter of fiscal 2016 due to the timing of working capital requirements and lower customer advances.

During the third quarter, the Company paid a cash dividend of $0.165 per share for a total of $6.1 million and repurchased 561,850 shares of its common stock for a total expenditure of approximately $14.6 million. As of October 7, 2017, the Company had repurchased 862,142 shares for a total expenditure of approximately $22.5 million during the fiscal year and has $27.5 million available for future repurchases under its $50.0 million share repurchase program.

Outlook

Mr. Staples continued, “Looking ahead, I am excited about the future of SpartanNash. We are focused on maximizing the many opportunities we have identified, particularly in our food distribution and military segments, through continued sales growth to existing customers and the addition of new customers across more diversified sales channels. We will continue to improve our retail consumers’ experience through an improved assortment of better for you products, convenient meal solutions and increased value offerings in private brands and produce. We expect these initiatives, as well as our Fast Lane and pilot of home delivery services, will lead to increased customer satisfaction and loyalty as they are deployed over the next year. Overall, we are encouraged by our progress to evolve our business and to take full advantage of the power of our expanded product offering, innovative solutions and unique supply chain capabilities in the changing competitive landscape.”

Given the current retail environment, the Company is updating its guidance for fiscal 2017 and now expects a reported loss from continuing operations of approximately $2.04 to $2.10 per diluted share and adjusted earnings per share from continuing operations(5) of approximately $2.06 to $2.12, excluding the non-cash goodwill and asset impairment, merger/acquisition and integration costs and other adjusted expenses and gains. In the fourth quarter, the Company expects slight food inflation at retail and distribution and, absent any significant changes to commodity pricing trends, no longer expects any deflation-related LIFO benefit. The updated guidance implies that fourth quarter earnings will be significantly below the prior year as anticipated fourth quarter sales increases of nearly five percent at food distribution and the continuation of improved sales trends at military will be more than offset by the cycling of the entire prior year LIFO benefit of $0.07 per diluted share, ongoing challenges in the retail environment and as headwinds associated with hurricane impacts and onboarding of new business negatively affect fill rates and cause inbound freight disruptions in the fourth quarter.

The Company expects capital expenditures for fiscal year 2017 to now be in the range of $71.0 million to $73.0 million due to the timing of certain capital projects moving into fiscal 2018, depreciation and amortization to be approximately $82.0 million to $84.0 million, and total interest expense to be in the range of $25.0 million to $26.0 million.

Conference Call

A telephone conference call to discuss the Company’s third quarter of fiscal 2017 financial results is scheduled for Thursday, November 9, 2017 at 8:00 a.m. ET. A live webcast of this conference call will be available on the Company’s website, www.spartannash.com/webcasts. Simply click on “For Investors” and follow the links to the live webcast. The webcast will remain available for replay on the Company’s website for approximately ten days.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a Fortune 350 company whose core businesses include distributing grocery products to independent grocery retailers, select national accounts, its corporate owned retail stores and U.S. military commissaries and exchanges. SpartanNash serves customer locations in 47 states and the District of Columbia, Europe, Cuba, Puerto Rico, Bahrain and Egypt. As of today, SpartanNash currently operates 145 supermarkets, primarily under the banners of Family Fare Supermarkets, VG’s Food and Pharmacy, D&W Fresh Market, Sun Mart, and Family Fresh Market. Through its MDV military division, SpartanNash is a leading distributor of grocery products to U.S. military commissaries.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "outlook," "momentum," "believe," "anticipates," "continue," "expects," "guidance," "potential," "trend," or "plan" or similar expressions. The statements in the “Outlook” section of this press release are inherently forward looking. Forward-looking statements relating to expectations about future results or events are based upon information available to SpartanNash as of today's date, and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional risks and uncertainties include, but are not limited to, the company's ability to compete in the highly competitive grocery distribution, retail grocery, and military distribution industries. Additional information concerning these and other risks is contained in SpartanNash’s most recently filed Annual Report on Form 10-K, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning SpartanNash, or other matters and attributable to SpartanNash or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SpartanNash does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

(1) A reconciliation of operating (loss) earnings to adjusted operating earnings, a non-GAAP financial measure, is provided below.

(2) A reconciliation of net (loss) earnings to Adjusted EBITDA, a non-GAAP financial measure, is provided below.

(3) A reconciliation of (loss) earnings from continuing operations to adjusted earnings from continuing operations, a non-GAAP financial measure, is provided below.

(4) A reconciliation of operating (loss) earnings to adjusted operating earnings by segment, a non-GAAP financial measure, is provided below.

(5) A reconciliation of projected (loss) earnings per share from continuing operations to adjusted earnings per share from continuing operations, a non-GAAP financial measure, is provided below.

Investor Contacts:	Mark Shamber	Chief Financial Officer and Executive Vice President	(616) 878-8023
	Katie Turner	Managing Director, ICR	(646) 277-1228

Media Contact:	Meredith Gremel	Vice President Corporate Affairs and Communications	(616) 878-2830

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SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended				40 Weeks Ended
	October 7,		October 8,		October 7,		October 8,
	2017		2016		2017		2016
Net sales	$1,906,644		$1,800,085		$6,203,857		$5,906,416
Cost of sales	1,644,952		1,544,790		5,313,763		5,054,180
Gross profit	261,692		255,295		890,094		852,236

Operating expenses
Selling, general and administrative	228,489		220,339		782,659		740,138
Merger/acquisition and integration	2,392		2,427		7,031		4,237
Goodwill impairment	189,027		—		189,027		—
Restructuring charges and asset impairment	35,626		2,662		36,633		23,714
Total operating expenses	455,534		225,428		1,015,350		768,089

Operating (loss) earnings	(193,842)		29,867		(125,256)		84,147

Other (income) and expenses
Interest expense	6,130		4,419		19,128		14,678
Other, net	(75)		(146)		(248)		(416)
Total other expenses, net	6,055		4,273		18,880		14,262

(Loss) earnings before income taxes and discontinued operations	(199,897)		25,594		(144,136)		69,885
Income taxes	(76,445)		8,864		(56,809)		25,635
(Loss) earnings from continuing operations	(123,452)		16,730		(87,327)		44,250

Loss from discontinued operations, net of taxes	(54)		(82)		(125)		(268)
Net (loss) earnings	$(123,506)		$16,648		$(87,452)		$43,982

Basic (loss) earnings per share:
(Loss) earnings from continuing operations	$(3.31)		$0.45		$(2.32)		$1.18
Loss from discontinued operations	(0.01)	*	(0.01)	*	(0.01)	*	(0.01)
Net (loss) earnings	$(3.32)		$0.44		$(2.33)		$1.17

Diluted (loss) earnings per share:
(Loss) earnings from continuing operations	$(3.31)		$0.45		$(2.32)		$1.18
Loss from discontinued operations	(0.01)	*	(0.01)	*	(0.01)	*	(0.01)
Net (loss) earnings	$(3.32)		$0.44		$(2.33)		$1.17

Weighted average shares outstanding:
Basic	37,254		37,470		37,596		37,479
Diluted	37,254		37,546		37,596		37,539

*Includes rounding

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 7,	October 8,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$13,154	$26,398
Accounts and notes receivable, net	370,482	321,989
Inventories, net	598,493	561,772
Prepaid expenses and other current assets	33,426	29,589
Total current assets	1,015,555	939,748

Property and equipment, net	588,416	570,709
Goodwill	178,392	322,686
Intangible assets, net	135,656	60,571
Other assets, net	115,755	100,165

Total assets	$2,033,774	$1,993,879

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$440,590	$398,945
Accrued payroll and benefits	60,632	66,980
Other accrued expenses	39,361	40,149
Current maturities of long-term debt and capital lease obligations	19,407	18,998
Total current liabilities	559,990	525,072

Long-term liabilities
Deferred income taxes	60,397	116,277
Postretirement benefits	16,564	16,282
Other long-term liabilities	39,330	45,300
Long-term debt and capital lease obligations	651,537	475,365
Total long-term liabilities	767,828	653,224

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 36,974 and 37,488 shares outstanding	508,570	519,390
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive loss	(11,373)	(11,444)
Retained earnings	208,759	307,637
Total shareholders’ equity	705,956	815,583

Total liabilities and shareholders’ equity	$2,033,774	$1,993,879

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	40 Weeks Ended
	October 7,	October 8,
	2017	2016
Cash flow activities
Net cash provided by operating activities	$71,563	$81,134
Net cash used in investing activities	(277,156)	(52,536)
Net cash provided by (used in) financing activities	194,444	(24,505)
Net cash used in discontinued operations	(48)	(414)
Net (decrease) increase in cash and cash equivalents	(11,197)	3,679
Cash and cash equivalents at beginning of fiscal year	24,351	22,719
Cash and cash equivalents at end of fiscal year	$13,154	$26,398

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating (Loss) Earnings by Segment

(In thousands)

(Unaudited)

	12 Weeks Ended				40 Weeks Ended
	October 7, 2017		October 8, 2016		October 7, 2017		October 8, 2016
Food Distribution Segment:
Net sales	$937,397	49.2%	$804,500	44.7%	$3,041,983	49.0%	$2,615,964	44.3%
Operating earnings	20,350		18,957		68,868		64,040
Military Segment:
Net sales	505,631	26.5%	506,626	28.1%	1,620,021	26.1%	1,686,567	28.5%
Operating earnings	1,118		2,862		4,517		8,792
Retail Segment:
Net sales	463,616	24.3%	488,959	27.2%	1,541,853	24.9%	1,603,885	27.2%
Operating (loss) earnings	(215,310)		8,048		(198,641)		11,315
Total:
Net sales	$1,906,644	100.0%	$1,800,085	100.0%	$6,203,857	100.0%	$5,906,416	100.0%
Operating (loss) earnings	(193,842)		29,867		(125,256)		84,147

Table 2: Reconciliation of Net (Loss) Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	October 7,	October 8,	October 7,	October 8,
(In thousands)	2017	2016	2017	2016
Net (loss) earnings	$(123,506)	$16,648	$(87,452)	$43,982
Loss from discontinued operations, net of tax	54	82	125	268
Income taxes	(76,445)	8,864	(56,809)	25,635
Other expenses, net	6,055	4,273	18,880	14,262
Operating (loss) earnings	(193,842)	29,867	(125,256)	84,147
Adjustments:
LIFO expense (benefit)	192	(341)	2,474	2,130
Depreciation and amortization	19,455	17,927	63,553	58,931
Merger/acquisition and integration	2,392	2,427	7,031	4,237
Restructuring charges and asset impairment	224,653	2,662	225,660	23,714
Fresh Kitchen start-up costs	2,086	—	6,688	—
Stock-based compensation	1,102	943	8,593	7,010
Other non-cash (gains) charges	(138)	(71)	(661)	3
Adjusted EBITDA	$55,900	$53,414	$188,082	$180,172
Reconciliation of operating earnings (loss) to adjusted EBITDA by segment:
Food Distribution:
Operating earnings	$20,350	$18,957	$68,868	$64,040
Adjustments:
LIFO expense (benefit)	98	(348)	1,361	941
Depreciation and amortization	6,862	4,842	22,291	16,139
Merger/acquisition and integration	939	639	5,254	1,201
Restructuring charges and asset impairment	379	207	1,280	4,749
Fresh Kitchen start-up costs	2,086	—	6,688	—
Stock-based compensation	488	409	3,999	3,090
Other non-cash (gains) charges	(57)	(61)	(11)	137
Adjusted EBITDA	$31,145	$24,645	$109,730	$90,297
Military:
Operating earnings	$1,118	$2,862	$4,517	$8,792
Adjustments:
LIFO (benefit) expense	(63)	134	329	678
Depreciation and amortization	2,786	2,693	8,832	8,850
Merger/acquisition and integration	1,453	—	1,453	1
Restructuring charges (gains)	500	18	500	(241)
Stock-based compensation	186	171	1,313	1,178
Other non-cash charges (gains)	1	58	(15)	262
Adjusted EBITDA	$5,981	$5,936	$16,929	$19,520
Retail:
Operating (loss) earnings	$(215,310)	$8,048	$(198,641)	$11,315
Adjustments:
LIFO expense (benefit)	157	(127)	784	511
Depreciation and amortization	9,807	10,392	32,430	33,942
Merger/acquisition and integration	—	1,788	324	3,035
Restructuring charges and asset impairment	223,774	2,437	223,880	19,206
Stock-based compensation	428	363	3,281	2,742
Other non-cash gains	(82)	(68)	(635)	(396)
Adjusted EBITDA	$18,774	$22,833	$61,423	$70,355

Notes: Adjusted EBITDA is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including deferred (stock) compensation, the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted EBITDA provides a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted EBITDA as an additional way to measure operating performance on an ongoing basis. Adjusted EBITDA is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted EBITDA and adjusted EBITDA by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted EBITDA format.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Operating (Loss) Earnings to Adjusted Operating Earnings

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	October 7,	October 8,	October 7,	October 8,
(In thousands)	2017	2016	2017	2016
Operating (loss) earnings	$(193,842)	$29,867	$(125,256)	$84,147
Adjustments:
Merger/acquisition and integration	2,392	2,427	7,031	4,237
Restructuring charges and asset impairment	224,653	2,662	225,660	23,714
Fresh Kitchen start-up costs	2,086	—	6,688	—
Stock compensation associated with executive retirement	—	—	1,172
Severance associated with cost reduction initiatives	4	149	27	839
Adjusted operating earnings	$35,293	$35,105	$115,322	$112,937
Reconciliation of operating earnings (loss) to adjusted operating earnings by segment:
Food Distribution:
Operating earnings	$20,350	$18,957	$68,868	$64,040
Adjustments:
Merger/acquisition and integration	939	639	5,254	1,201
Restructuring charges and asset impairment	379	207	1,280	4,749
Fresh Kitchen start-up costs	2,086	—	6,688	—
Stock compensation associated with executive retirement	—	—	591	—
Severance associated with cost reduction initiatives	4	12	25	218
Adjusted operating earnings	$23,758	$19,815	$82,706	$70,208
Military:
Operating earnings	$1,118	$2,862	$4,517	$8,792
Adjustments:
Merger/acquisition and integration	1,453	—	1,453	1
Restructuring charges (gains)	500	18	500	(241)
Stock compensation associated with executive retirement	—	—	147	—
Severance associated with cost reduction initiatives	—	20	1	242
Adjusted operating earnings	$3,071	$2,900	$6,618	$8,794
Retail:
Operating (loss) earnings	$(215,310)	$8,048	$(198,641)	$11,315
Adjustments:
Merger/acquisition and integration	—	1,788	324	3,035
Restructuring charges and asset impairment	223,774	2,437	223,880	19,206
Stock compensation associated with executive retirement	—	—	434	—
Severance associated with cost reduction initiatives	—	117	1	379
Adjusted operating earnings	$8,464	$12,390	$25,998	$33,935

Notes: Adjusted operating earnings is a non-GAAP operating financial measure that the Company defines as operating earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted operating earnings provide a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted operating earnings as an additional way to measure operating performance on an ongoing basis. Adjusted operating earnings is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted operating earnings and adjusted operating earnings by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted operating earnings format.

Adjusted operating earnings is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for operating earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted operating earnings may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of (Loss) Earnings from Continuing Operations to

Adjusted Earnings from Continuing Operations

(A Non-GAAP Financial Measure)

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended
	October 7, 2017		October 8, 2016
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
(Loss) earnings from continuing operations	$(123,452)	$(3.31)	$16,730	$0.45
Adjustments:
Merger/acquisition and integration	2,392		2,427
Restructuring charges and asset impairment	224,653		2,662
Fresh Kitchen start-up costs	2,086		—
Severance associated with cost reduction initiatives	4		149
Total adjustments	229,135		5,238
Income tax effect on adjustments (a)	(85,546)		(1,918)
Total adjustments, net of taxes	143,589	3.85	3,320	0.08	*
Adjusted earnings from continuing operations	$20,137	$0.54	$20,050	$0.53

	40 Weeks Ended
	October 7, 2017		October 8, 2016
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
(Loss) earnings from continuing operations	$(87,327)	$(2.32)	$44,250	$1.18
Adjustments:
Merger integration and acquisition expenses	7,031		4,237
Restructuring charges and asset impairment	225,660		23,714
Fresh Kitchen start-up costs	6,688		—
Severance associated with cost reduction initiatives	27		839
Stock compensation associated with executive retirement	1,172		—
Total adjustments	240,578		28,790
Income tax effect on adjustments (a)	(89,840)		(10,871)
Total adjustments, net of taxes	150,738	4.01	17,919	0.48
Adjusted earnings from continuing operations	$63,411	$1.69	$62,169	$1.66
* Includes rounding
(a)	The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations is a non-GAAP operating financial measure that the Company defines as earnings from continuing operations plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted earnings from continuing operations provide a meaningful representation of its operating performance for the Company. The Company considers adjusted earnings from continuing operations as an additional way to measure operating performance on an ongoing basis. Adjusted earnings from continuing operations is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted earnings from continuing operations is a performance measure that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted earnings from continuing operations format.

Adjusted earnings from continuing operations is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 5: Reconciliation of Long-Term Debt and Capital Lease Obligations to Total Net Long-Term Debt and Capital

Lease Obligations

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	October 7,	December 31,
	2017	2016
Current maturities of long-term debt and capital lease obligations	$19,407	$17,424
Long-term debt and capital lease obligations	651,537	413,675
Total debt	670,944	431,099
Cash and cash equivalents	(13,154)	(24,351)
Total net long-term debt	$657,790	$406,748

Notes: Total net debt is a non-GAAP financial measure that is defined as long-term debt and capital lease obligations plus current maturities of long-term debt and capital lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long term debt obligations that are not covered by available cash and temporary investments. Total net debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 6: Reconciliation of Projected Loss per Diluted Share from Continuing Operations to

Projected Adjusted Earnings per Diluted Share from Continuing Operations

(A Non-GAAP Financial Measure)

(Unaudited)

	52 Weeks Ending December 30, 2017
	Low	High
Loss from continuing operations	$(2.10)	$(2.04)
Adjustments, net of taxes:
Merger/acquisition and integration expenses	0.14	0.14
Goodwill impairment	3.15	3.15
Restructuring charges and asset impairment	0.71	0.71
Fresh Kitchen start-up costs	0.14	0.14
Stock compensation associated with executive retirement	0.02	0.02
Adjusted earnings from continuing operations	$2.06	$2.12